Exhibit 10.1

AMENDMENT NO. 1 TO INVESTMENT AGREEMENT

This AMENDMENT NO. 1 TO INVESTMENT AGREEMENT (the “Amendment”) is made as of December 15, 2009, by and among Boston Private Financial Holdings, Inc. (“Company”) and BP Holdco, L.P. (“Purchaser”).

WHEREAS, Company and Purchaser entered into that certain Investment Agreement dated July 22, 2008 (the “Agreement”);

WHEREAS, Section 6.3 of the Agreement provides that no amendment or waiver of any provision of the Agreement will be effective with respect to any party unless made in writing and signed by an officer or duly authorized representative of such party;

WHEREAS, Company and Purchaser desire to amend the Agreement as set forth herein; and

WHEREAS, all capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the promises, and of the representations, warranties, covenants and agreements set forth herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 4.2(a)(1) of the Agreement is hereby amended and restated in its entirety to read:

“(1) at any time on or after December 31, 2009, Purchaser may Transfer any or all of the Securities owned by Purchaser from time to time; provided that any Transfers of Preferred Stock or Warrants shall also comply with the additional limitations set forth in Section 4.2(d); and”

2.	Effectiveness. This Amendment shall become effective immediately upon execution. Except as expressly set forth herein, the other terms of the Agreement are not being amended and remain in full force and effect.

3.	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Massachusetts law are applicable). The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Amendment and the transactions contemplated hereby.

4.	Counterparts and Facsimile. For the convenience of the parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ DAVID J. KAYE
	Name:	DAVID J. KAYE
	Title:	Chief Financial Officer

BP HOLDCO, L.P.

	By:	TCG FINANCIAL SERVICES L.P., its general partner

	By:	CARLYLE FINANCIAL SERVICES, LTD., its general partner

By:	/s/ RANDAL QUARLES
	Name:	RANDAL QUARLES
	Title:	MANAGING DIRECTOR

Signature Page to Amendment No. 1 to Agreement